Exhibit 4.3

October 13, 2020

Shift Technologies, Inc.

f/k/a Insurance Acquisition Corp.

2525 16th Street, Suite 316

San Francisco, CA 94103

Ladies and Gentlemen:

This letter agreement (“Letter Agreement”), by and among Shift Technologies, Inc., a Delaware corporation formerly known as Insurance Acquisition Corp. (the “Company”), certain former stockholders of Shift Technologies, Inc., a Delaware corporation (“Shift”), identified on the signature pages hereto, who are stockholders of the Company (the “Stockholders”), is being delivered concurrently with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated June 29, 2020 (the “Merger Agreement”), by and among the Company, IAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Shift. Pursuant to the Merger Agreement, Merger Sub is being merged with and into Shift (the “Merger”) and, in connection therewith, the stockholders of Shift are receiving as consideration in the Merger shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”). Exhibit A hereto sets forth the number of shares of Common Stock held by each Stockholder immediately after the effective time of the Merger (the “Shares”). The Company shall not be required to make the information included on Exhibit A regarding other Stockholders available to any Stockholder.

For the purposes of this Letter Agreement, the term “Shares” shall also be deemed to include any Shares that a Stockholder acquires (i) pursuant to and in accordance with Section 2 hereof and (ii) by the exercise or conversion of any security exercisable or convertible for shares of Common Stock.

Each undersigned Stockholder and, where applicable, the Company, hereby agrees as follows:

1.

(a) Subject to Section 1(b) below, from the date hereof until November 15, 2021 (the “Lock-Up Period”), such Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to the Shares (a “Transfer”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in the immediately preceding subsections (i) or (ii) (any of the foregoing actions in clauses (i)-(iii), the “Transfer Restrictions”).

(b) Notwithstanding the foregoing, following May 15, 2021 (the “Lock-Up Transition Date”), the Transfer Restrictions shall not apply with respect to such Stockholder’s Shares, upon the occurrence of following events and in the following amounts:

i. if at any time following the Lock-Up Transition Date, the closing share price of the Common Stock is greater than $17.00 over any twenty (20) Trading Days (as defined in the Merger Agreement) within any thirty (30) Trading Day period (the date such condition is satisfied, the “First Fall-Away Date”), then the Transfer Restrictions shall not apply with respect to, and the Stockholder shall be permitted to Transfer up to, the lesser of (A) twenty percent (20%) of the Shares held by such Stockholder as of the date of this Letter Agreement; and (B) one-half of one percent (0.5%) of 82,106,969; and

ii. if at any time following the Lock-Up Transition Date, the closing share price of the Common Stock is greater than $19.00 over any twenty (20) Trading Days within any thirty (30) Trading Day period (the date such condition is satisfied, the “Second Fall-Away Date”), then the Transfer Restrictions shall not apply with respect to, and the Stockholder shall be permitted to Transfer, up to the lesser of (A) thirty percent (30%) of the Shares held by such Stockholder as of the date of this Letter Agreement; and (B) one-half of one percent (0.5%) of 82,106,969;

provided, however that

●	if at any time during the Trading Day window applicable to the triggering of the First Fall-Away Date the closing share price of the Common Stock is greater than $19.00, such Stockholder shall not be entitled to count any date within such Trading Day window towards the triggering of the Second Fall-Away Date;

●	if at any time following the Lock-Up Transition Date, the closing share price of the Common Stock is greater than $19.00 over any forty (40) Trading Days (as defined in the Merger Agreement) within any sixty (60) Trading Day period, then the First Fall-Away Date and Second Fall-Away Date shall be deemed triggered in accordance with clauses (i) and (ii) above; and

●	if neither the First Fall-Away Date nor the Second Fall-Away Date has occurred on or before August 15, 2021, and the closing share price of the Common Stock is greater than $10.00 on August 15, 2021, then the Transfer Restrictions shall not apply with respect to, and the Stockholder shall be permitted to Transfer up to the lesser of (A) fifteen percent (15%) of the Shares held by such Stockholder as of the date of this Letter Agreement; and (B) one-half of one percent (0.5%) of 82,106,969. For the avoidance of doubt, the triggering of this paragraph shall not preclude the occurrence of the First Fall-Away Date or the Second Fall-Away Date after August 15, 2021.

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2. Notwithstanding the provisions contained in paragraph 1 hereof, such Stockholder may transfer Shares (a) to the Company’s officers and directors or their controlled “affiliates” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) or to any investment fund or other entity controlled or managed by or under common management or control with such Stockholder or officers, directors or affiliates (as defined in Rule 405 of the Securities Act) of such Stockholder, (b) by bona fide gift, (c) to an immediate family member, a charitable organization or a trust or other entity formed for estate planning purposes for the benefit of an immediate family member, (d) by will, intestacy or by virtue of laws of descent and distribution upon the death of such Stockholder, (e) pursuant to a qualified domestic relations order, (f) if such Stockholder is corporation, limited liability company, partnership, trust or other entity, to any stockholder, member, partner or trust beneficiary as part of a distribution, or to any corporation, partnership or other entity that is an affiliate of such Stockholder, (g) in the event of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, (h) in the event of a consolidation, merger or other similar transaction in which the Company is the surviving entity that results in the directors and officers of the Company as of immediately prior to such consolidation, merger or other similar transaction ceasing to comprise a majority of the Company’s board of directors (in the case of directors) or management (in the case of officers) of the surviving entity, (i) acquired by such Stockholder in open market transactions following the date hereof, or (j) to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase shares of Common Stock held by such Stockholder in satisfaction of any tax withholding or exercise price obligations through cashless surrender or otherwise, provided, that any shares of Common Stock issued upon exercise of such option or other rights shall remain subject to the terms of this Letter Agreement; provided, however, that, in the case of clauses (a) through (f), these transferees shall enter into a written agreement with the Company agreeing to be bound by the transfer restrictions set forth herein; and provided further with respect to clauses (b) through (f), that any such transfer shall not involve a disposition for value. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. Such Stockholder hereby consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Stockholder’s Shares except in compliance with the foregoing restrictions.

3. Notwithstanding anything herein to the contrary, Goldman Sachs & Co. LLC and its affiliates, other than the undersigned and any other affiliate of Goldman Sachs & Co. LLC to which any Shares are transferred as permitted under Section 2(a) or Section 2(f) hereof, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.

4. Subject to the limitations described herein, such Stockholder shall retain his, her or its respective rights as a security holder with respect to his, her or its Shares during the Lock-Up Period including, without limitation, the right to vote the Shares.

5. During the Lock-Up Period, all dividends and distributions payable in cash with respect to such Stockholder’s Shares shall be paid, as applicable, to such Stockholder, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become subject to restrictions on transfer under this Letter Agreement until the end of the Lock-up Period.

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6. Following the effectiveness of this Agreement and continuing during the Lock-Up Period, with respect to each such Stockholder that both (i) holds Shares representing at least five percent (5%) of the total voting power of shares entitled to vote in the election of directors of the Company issued and outstanding; and (ii) has an employee, officer or director who sits on the board of directors of the Company (such Stockholder, for so long as the conditions in (i) and (ii) continue to be satisfied, a “Designated Stockholder”), the Company shall negotiate in good faith with such Designated Stockholder regarding entering into an agreement or other instrument providing such Designated Stockholder with customary piggyback registration rights that would be available with respect to Company securities held by the Designated Stockholder and its affiliates following, and to the extent of, the release of such securities from the restrictions of this Agreement.

7. Such Stockholder represents and warrants, severally and not jointly with any other Stockholder, that he, she or it has the full right and power, or complete corporate or equivalent organizational authority, as applicable, without violating any agreement to which such Stockholder is bound, to enter into and perform his, her or its obligations under this Letter Agreement.

8. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, both written and oral, with respect to such subject matter hereof. This Letter Agreement may not be changed, amended, modified (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by each of the parties hereto. This Letter Agreement may not be waived as to any particular provision, except by a written instrument executed by the party against whom any such waiver is sought. This Letter Agreement is in the same form and substance to all other letter agreements to be executed by between any other stockholders of Shift and the Company as of the date hereof related to transfer restrictions of shares of Company common stock similar to the Transfer Restrictions (the “Other Letter Agreements”), and the Company hereby agrees that it will not change, amend or modify any of the terms of the Other Letter Agreements without similarly changing, amending or modifying such terms of this Letter Agreement.

9. No party may assign either this Letter Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. Subject to the foregoing, this Letter Agreement shall be binding on each undersigned party and each of such undersigned party’s, as applicable, heirs, personal representatives, successors and assigns.

10. This Letter Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Letter Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Letter Agreement. The parties hereto irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Letter Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Letter Agreement may not be enforced in or by such courts.

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11. Each party acknowledges and agrees that monetary damages would not adequately compensate an injured party for the breach of this Letter Agreement by any party hereto and, accordingly, that this Letter Agreement shall be specifically enforceable, and that any breach of this Letter Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Letter Agreement were not carried out in accordance with the terms and conditions hereof.

12. In the event that any provision of this Letter Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

14. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Letter Agreement.

[ Signature page follows ]

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Very truly yours,

SHIFT TECHNOLOGIES, INC.
(f/k/a Insurance Acquisition Corp.)

By:	/s/ George Arison
Name:	George Arison
Title:	Co-Chief Executive Officer and Chairman

[Signature Page to Stockholder Letter Agreement]

LITHIA MOTORS, INC.

By:	/s/ George Hines
Name:	George Hines
Title:	SVP, Chief Innovation and Technology Officer

[Signature Page to Stockholder Letter Agreement]

IGA HOLDINGS LLC

By:	/s/ George Arison
Name:	George Arison
Title:	Managing Director

IRAKLY GEORGE LLC

By:	/s/ George Arison
Name:	George Arison
Title:	Managing Director

[Signature Page to Stockholder Letter Agreement]

BMW I VENTURES SCS, SICAV RAIF

Duly represented by: BMW I VENTURES, INC.

Itself duly represented by:

/s/ Ulrich Quay
Name:	Ulrich Quay
Title:	Managing Partner

/s/ Kasper Sage
Name:	Kasper Sage
Title:	Partner

[Signature Page to Stockholder Letter Agreement]

Name of Security Holder (Print exact name)

By:	Global Private Opportunities Partners II LP
Signature

If not signing in an individual capacity:

Sami Ahmad
Name of Authorized Signatory (Print)

Managing Director
Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Stockholder Letter Agreement]

Name of Security Holder (Print exact name)

By:	Global Private Opportunities Partners II Offshore Holdings LP
Signature

If not signing in an individual capacity:

Sami Ahmad
Name of Authorized Signatory (Print)

Managing Director
Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Stockholder Letter Agreement]

ALLIANCE VENTURES B.V.

A limited liability company duly incorporated in the
Netherlands,
Having its registered office at Boeing Avenue 275
1119 PD Shiphol-Rijk THE NETHERLANDS

By:	/s/ Christian Noske
Name:	Christian Noske
Title:	Chairman

[Signature Page to Stockholder Letter Agreement]

G2VP I, LLC
for itself and as nominee for
G2VP Founders Fund I, LLC

By: G2VP I ASSOCIATES, LLC
Its: Managing Member

By:	/s/ Brook Porter
Name:	Brook Porter
Title:	Managing Member

[Signature Page to Stockholder Letter Agreement]

DCM VENTURES CHINA FUND (DCM VIII), L.P.
DCM VIII, L.P.
DCM AFFILIATES FUND VIII, L.P.

By: DCM Investment Management VIII, L.P.
Its: General Partner

By: DCM International VIII, L.P.
Its: General Partner

By:	/s/ Matthew C. Bonner
Name:	Matthew C. Bonner
Title:	Authorized Signatory

DCM VENTURES CHINA FUND (DCM VIII), L.P.
DCM VIII, L.P.
DCM AFFILITATES FUND VIII, L.P.
A-FUND, L.P.

By: DCM Investment Management VIII, L.P.
Its: General Partner

By: DCM International VIII, L.P.
Its: General Partner

By:	/s/ Matthew C. Bonner
Name:	Matthew C. Bonner
Title:	Authorized Signatory

[Signature Page to Stockholder Letter Agreement]

THRESHOLD VENTURES I, LP.

By: Threshold Ventures I General Partner, LLC
Its: General Partner

By:	/s/ Emily Melton
Name:	Emily Melton
Title:	Managing Partner

THRESHOLD VENTURES I PARTNERS FUND, LLC

By:	/s/ Emily Melton
Name:	Emily Melton
Title:	Managing Partner

[Signature Page to Stockholder Letter Agreement]

HIGHLAND CAPITAL PARTNERS 9 LIMITED
PARTNERSHIP

By: Highland Management Partners 9 Limited Partnership
Its: General Partner

By: Highland Management Partners 9, LLC
Its: General Partner

By:	/s/ Dan Nova
Name:	Dan Nova
Title:	General Partner

HIGHLAND CAPITAL PARTNERS 9-B LIMITED
PARTNERSHIP

By: Highland Management Partners 9 Limited Partnership
Its: General Partner

By: Highland Management Partners 9, LLC
Its: General Partner

By:	/s/ Dan Nova
Name:	Dan Nova
Title:	General Partner

HIGHLAND ENTREPRENEURS’ FUND 9 LIMITED
PARTNERSHIP

By: Highland Management Partners 9 Limited Partnership
Its: General Partner

By: Highland Management Partners 9, LLC
Its: General Partner

By:	/s/ Dan Nova
Name:	Dan Nova
Title:	General Partner

[Signature Page to Stockholder Letter Agreement]

/s/ Tobias Russell
Tobias Russell

/s/ George Arison
George Arison

/s/ Christian Ohler
Christian Ohler

/s/ Karan Gupta
Karan Gupta

/s/ Cindy Hanford
Cindy Hanford

/s/ Tracy Lessin
Tracy Lessin

/s/ Sean Foy
Sean Foy

/s/ Emily Melton
Emily Melton

/s/ Jason Krikorian
Jason Krikorian

/s/ Adam Nash
Adam Nash

/s/ Manish Patel
Manish Patel

[Signature Page to Stockholder Letter Agreement]

Exhibit A

Stockholder	Post-Merger Class A Common Stock
Lithia Motors, Inc.	13,813,238
IGA Holdings LLC	132,473
Irakly George LLC	204,769
BMW I Ventures SCS, SICAV RAIF	3,356,419
Global Private Opportunities Partners II LP	1,432,178
Global Private Opportunities Partners II Offshore Holdings LP	1,562,980
Alliance Ventures B.V.	2,676,200
G2VP I, LLC, for itself and as nominee for G2VP Founders Fund I, LLC	2,664,411
DCM Ventures China Fund (DCM VIII), L.P.	2,136,148
DCM VIII, L.P.	176,703
DCM Affiliates Fund VIII, L.P.	52,633
Threshold Ventures I, LP	1,985,677
Threshold Ventures I Partners Fund	220,632
Highland Capital Partners 9 Limited Partnership	1,454,925
Highland Capital Partners 9-B Limited Partnership	626,695
Highland Entrepreneurs’ Fund 9 Limited Partnership	126,997
Tobias Russell	770,577
George Arison	743,542
Christian Ohler	531,505
Karan Gupta	0
Cindy Hanford	0
Tracy Lessin	10,781
Sean Foy	125,801
Emily Melton	0
Jason Krikorian	0
Adam Nash	0
Manish Patel	0